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DATE: April 30, 2003

TO:   UNITED OF OMAHA LIFE INSURANCE COMPANY

FROM: Robert Ozenbaugh, FSA, MAAA
      Vice President and Actuary

RE:   ACTUARIAL OPINION

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 (the "Registration Statement") of United of Omaha Life Insurance Company of a Flexible Premium Variable Universal Life Insurance policy (the "Policy") under the Securities Act of 1933 (File No. 333-35587). The prospectus included in the Registration Statement describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement and Registration Statement exhibits relating to the Policy.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus as to actuarial matters.


                                            /s/ Robert Ozenbaugh
                                            ------------------------------------
                                            Robert Ozenbaugh, FSA, MAAA
                                            Vice President and Actuary